EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan and 1992 Director Option Plan of Power Spectra, Inc. of our report dated February 17, 1995 (except Note 4 as to which the date is April 7, 1995) with respect to the financial statements of Power Spectra, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995.



                                              /s/  ERNST & YOUNG LLP



San Jose, California
August 13, 1996